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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2008
                                                  (February 1, 2008)

                                 PSB GROUP, INC.
             (Exact name of registrant as specified in its charter)

          Michigan                      000-50301                 42-1591104
(State or other jurisdiction      (Commission File No.)         (IRS Employer
      of incorporation)                                      Identification No.)

          1800 East Twelve Mile Road, Madison Heights, Michigan 48071
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (248) 548-2900

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01 OTHER EVENTS

     On February 1, 2008, PSB Group, Inc. (the "Company") announced that its board of directors has declared the payment of a quarterly cash dividend of $0.04 per share to shareholders of record at the close of business on February
29, 2008. The dividend will be paid on March 14, 2008. In addition, the Company announced that Peoples State Bank (the "Bank"), the wholly-owned subsidiary of the Company has entered into a memorandum of understanding ("MOU") with the Michigan Office of Financial and Insurance Services (the "OFIS") and the Federal
Deposit Insurance Corporation (the "FDIC"). The MOU, which relates primarily to the Bank's asset quality and loan loss reserves, among other things, requires that the Bank maintain its Tier 1 capital to Assets ratio at not less than 8% and that prior to declaring or paying and dividend to the Company, the Bank must obtain the prior written consent of the OFIS and the FDIC.

     A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (d)  Exhibits

          Exhibit Number

          99.1   Press Release, dated February 1, 2008 issued by PSB Group, Inc.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PSB GROUP, INC.


Dated: February 5, 2008                 By: /s/ Michael J. Tierney
                                            ------------------------------------
                                            Michael J. Tierney
                                            President and Chief Executive
                                            Officer


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                                  EXHIBIT INDEX

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
Exhibit Number   Description
--------------   ---------------------------------------------------------------
99.1             Press Release, dated February 1, 2008 issued by PSB Group, Inc.


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